                                                                   Exhibit 3.23


                          CERTIFICATE OF INCORPORATION
                                       OF
                            SPD HOLDINGS CORPORATION

      FIRST. The name of the Corporation is SPD Holdings Corporation.

      SECOND. The location of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD. The nature of the business or purposes to be conducted or promoted is to engage in and to do any lawful act for which corporations may be incorporated under the General Corporation Law of Delaware.

      FOURTH. The Corporation is to have perpetual existence.

      FIFTH. The authorized capital stock of the Corporation shall be 1,000 Common Shares with a par value of $.O1 per share.

      SIXTH. The Corporation may issue shares, option rights, or securities having conversion or option rights, without first offering them to stockholders of any class or classes.

incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      ELEVENTH. The name and mailing address of each incorporator is as follows:

                  Name                        Mailing Address
                  ----                        ---------------

         Patricia C. Surotchak              14th Floor Packard Building
                                            Philadelphia, PA 19102

      THE UNDERSIGNED, the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make this certificate, hereby declaring and certifying that this is her act and deed and the facts stated herein are true and accordingly has hereunto set her hand this 20th day of March, 1989.


                                             /s/ Patricia C. Surotchak
                                             -----------------------------------
                                             Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            SPD HOLDINGS CORPORATION

            SPD HOLDINGS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

            DOES HEREBY CERTIFY:

            FIRST: That the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the corporation:

            RESOLVED, that Article First of the Certificate of Incorporation be amended to read as follows:

            FIRST: The name of the Corporation is Henschel Inc.

            SECOND: That, in lieu of a meeting and a vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

            THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF SPD Holdings Corporation has caused this certificate to be signed by its Executive Vice President, this 11th day of May, 1989.

                                         SPD HOLDINGS CORPORATION


                                         By: /s/ Larry A. Colangelo
                                             --------------------------------
                                             Executive Vice President

ATTEST:


/s/ John C. Fleury
------------------------------
Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF

                          CERTIFICATE OF INCORPORATION
                                       OF
                                  HENSCHEL INC.

            HENSCHEL INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

            DOES HEREBY CERTIFY:

            FIRST: That the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the corporation:

            RESOLVED, that Article Five of the Certificate of Incorporation be amended to read as follows:

            FIFTH: The authorized capital stock of the Corporation shall be 100,000 Common Shares with a par value of $.0l per share.

            SECOND: That, the sole stockholder has given its unanimous written consent to such amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

            THIRD: That such amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, Henschel Inc. has caused this certificate to be signed by its Executive Vice President, this 23 day of February, 1990.

                                          HENSCHEL INC.


                                          By: /s/ Larry A. Colangelo
                                              ------------------------------
                                              Executive Vice President

ATTEST


/s/ John C. Fleury
-------------------------------
Assistant Secretary